Proxy Voting Results

A special meeting of shareholders was held on December 8, 2017. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.

# of Votes	% of Votes

James C. Curvey

Affirmative	40,874,579,146.19	94.146
Withheld	2,541,618,753.48	5.854
TOTAL	43,416,197,899.67	100.000

Dennis J. Dirks

Affirmative	41,093,243,800.03	94.650
Withheld	2,322,954,099.64	5.350
TOTAL	43,416,197,899.67	100.000

Donald F. Donahue

Affirmative	41,121,116,505.64	94.714
Withheld	2,295,081,394.03	5.286
TOTAL	43,416,197,899.67	100.000

Alan J. Lacy

Affirmative	41,091,494,851.72	94.646
Withheld	2,324,703,047.95	5.354
TOTAL	43,416,197,899.67	100.00

Ned C. Lautenbach

Affirmative	40,970,733,721.42	94.368
Withheld	2,445,464,178.25	5.632
TOTAL	43,416,197,899.67	100.000

Joseph Mauriello

Affirmative	41,021,688,840.89	94.485
Withheld	2,394,509,058.78	5.515
TOTAL	43,416,197,899.67	100.000

Charles S. Morrison

Affirmative	41,163,534,997.01	94.812
Withheld	2,252,662,902.66	5.188
TOTAL	43,416,197,899.67	100.000

Cornelia M. Small

Affirmative	41,061,752,034.66	94.578
Withheld	2,354,445,865.01	5.422
TOTAL	43,416,197,899.67	100.000

Garnett A. Smith

Affirmative	41,061,939,407.02	94.578
Withheld	2,354,258,492.65	5.422
TOTAL	43,416,197,899.67	100.000

David M. Thomas

Affirmative	41,102,875,738.06	94.672
Withheld	2,313,322,161.61	5.328
TOTAL	43,416,197,899.67	100.000

Michael E. Wiley

Affirmative	41,112,279,187.11	94.694
Withheld	2,303,918,712.56	5.306
TOTAL	43,416,197,899.67	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Communications Equipment Portfolio.

	# of Votes	% of Votes
Affirmative	70,635,407.81	70.332
Against	13,144,542.88	13.089
Abstain	7,192,593.03	7.161
Broker Non-Vote	9,459,137.77	9.418
TOTAL	100,431,681.49	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Computers Portfolio.

	# of Votes	% of Votes
Affirmative	212,893,553.47	73.162
Against	30,446,116.92	10.463
Abstain	18,942,025.75	6.509
Broker Non-Vote	28,710,782.97	9.866
TOTAL	290,992,479.11	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for IT Services Portfolio.

	# of Votes	% of Votes
Affirmative	861,072,890.55	70.143
Against	139,097,126.86	11.331
Abstain	85,974,803.66	7.004
Broker Non-Vote	141,452,262.40	11.522
TOTAL	1,227,597,083.47	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Semiconductors Portfolio.

	# of Votes	% of Votes
Affirmative	1,372,844,725.78	70.730
Against	222,516,130.89	11.464
Abstain	156,340,523.67	8.054
Broker Non-Vote	189,289,930.49	9.752
TOTAL	1,940,991,310.83	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Software and IT Services Portfolio.

	# of Votes	% of Votes
Affirmative	2,011,784,557.09	67.790
Against	356,095,754.26	12.000
Abstain	207,003,657.62	6.975
Broker Non-Vote	392,794,045.66	13.235
TOTAL	2,967,678,014.63	100.000

PROPOSAL 2
To eliminate a fundamental investment policy for Technology Portfolio.

	# of Votes	% of Votes
Affirmative	3,156,083,806.72	75.860
Against	440,719,061.82	10.593
Abstain	305,181,343.95	7.335
Broker Non-Vote	258,454,990.07	6.212
TOTAL	4,160,439,202.56	100.000

PROPOSAL 3
To modify Computers Portfolio's fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	212,264,519.10	72.946
Against	32,006,383.52	10.999
Abstain	18,010,793.52	6.189
Broker Non-Vote	28,710,782.97	9.866
TOTAL	290,992,479.11	100.000

PROPOSAL 3
To modify Semiconductors Portfolio's fundamental concentration policy.

	# of Votes	of Votes
Affirmative	1,447,237,155.52	74.562
Against	171,804,691.46	8.852
Abstain	132,659,533.36	6.834
Broker Non-Vote	189,289,930.49	9.752
TOTAL	1,940,991,310.83	100.000

PROPOSAL 3
To modify Software and IT Services Portfolio's fundamental concentration policy.

	# of Votes	of Votes
Affirmative	2,077,937,890.77	70.019
Against	292,734,775.13	9.865
Abstain	204,211,303.07	6.881
Broker Non-Vote	392,794,045.66	13.235
TOTAL	2,967,678,014.63	100.000

PROPOSAL 3
To modify Technology Portfolio's fundamental concentration policy.

	# of Votes	of Votes
Affirmative	3,233,704,646.04	77.726
Against	398,492,850.82	9.578
Abstain	269,786,697.41	6.484
Broker Non-Vote	258,455,008.29	6.212
TOTAL	4,160,439,202.56	100.000

PROPOSAL 5

For Computers Portfolio, a shareholder proposal requesting that the Board of Trustees institute procedures to avoid holding investments in companies that, in management's judgement, substantially contribute to genocide or crimes against humanity.

	# of Votes	of Votes
Affirmative	93,114,127.00	31.999
Against	140,700,446.91	48.352
Abstain	28,467,122.23	9.783
Broker Non-Vote	28,710,782.97	9.866
TOTAL	290,992,479.11	100.000

Proposal 1 reflects trust wide proposal and voting results. Proposal 5 was not approved by shareholders.